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                                                                    EXHIBIT 99.1

                               FIRST HERITAGE BANK

                          COMMON STOCK REVOCABLE PROXY
                 (Solicited on behalf of the Board of Directors)

                             ______________________

                   SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY ___, 2004

     The undersigned, hereby revoking any proxy previously given, hereby constitutes and appoints __________________ and ___________________, and each or any of them acting singly as proxies of the undersigned, with full power of substitution, to vote all of the shares of First Heritage Bank ("First Heritage") that the undersigned would be entitled to vote, if personally present, at the Special Meeting of Shareholders of First Heritage to be held at the offices of First Heritage, 64 North Franklin Street, Wilkes-Barre, Pennsylvania, on _____________, May ___, 2004, at _____ [a.m.][p.m.], and at any
adjournment or postponement thereof, in the manner indicated herein and in accordance with the judgment of said proxies on any other business that may come before the Special Meeting, all as set forth in the Notice of Special Meeting and accompanying proxy statement/prospectus dated _______________, 2004, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.

1. Approval and Adoption of the Agreement and Plan of Merger dated January 6, 2004 (the "Merger Agreement") by and among First Heritage, Community Bank System, Inc. and Community Bank, N.A., and the transactions contemplated thereby.

          [_]  For                   [_] Against                 [_] Abstain

2. Adjournment of the Meeting to a later date, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve or disapprove the Merger Agreement.

          [_]  For                   [_] Against                 [_] Abstain

     The Board of Directors recommends a vote "FOR" each of the listed items.

          (Continued and to be voted, signed and dated on reverse side)

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     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED (A) AS DIRECTED HEREIN OR,
IF NO DIRECTION IS GIVEN, "FOR" ITEMS 1 AND 2 LISTED ABOVE AND (B) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature:______________________   Signature:___________________   Dated:_______

Please date and sign by or on behalf of the shareholder shown on the label. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Number of shares held of record as of ________________________, 2004 shown on label affixed below





PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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